UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

Clene Inc.

(Exact name of registrant as speciﬁed in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah	84121
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code: (801) 676 9695

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.0001 per share	CLNN	The Nasdaq Stock Market LLC
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2021, the Board of Directors (the “Board”) of Clene Inc. (the “Company”) reviewed and approved the Company’s Board of Directors Compensation Program for nonemployee directors (the “Program”). In this meeting, the Board also approved grants of stock options to each of the current non-employee directors for 45,000 shares of common stock, effective as of April 30, 2021, such options to become exercisable in 36 equal monthly increments beginning on May 31, 2021, and having an exercise price equal to the closing price of the Company’s common stock on NASDAQ on April 30, 2021.

Shalom Jacobovitz, Fiona Costello, M.D., Jonathan Gay, David Matlin, Alison Mosca, John Stevens, M.D., Chidozie Ugwumba and Reed Wilcox, comprising all of the non-employee directors of the Board, are eligible to participate in the Program, which provides for additional stock options with an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the date of grant for a number of shares calculated by determining the Black-Scholes value of the option grant and becoming exercisable over 12 equal monthly increments. Such options will be granted annually for Board service and quarterly for committee service. The annual values of such option grants for Board and committee service shall be as follows: $40,000 for serving on the Board, with any non-executive chairperson receiving an additional $30,000 and $7,500, $6,000 and $4,000 for service on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively, with the chairperson of such committees receiving $15,000, $12,000 and $8,000 (inclusive of the committee member retainer), respectively.

In addition, the Program provides for an annual equity grant at the time of the Annual Meeting of Stockholders for directors serving at the time the Program was adopted or thereafter that have previously served at least six months of options for 30,000 shares of the Company’s common stock that become exercisable over 12 equal monthly installments (i.e., 100% exercisable after one year) and having an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the date of grant. The Program also provides for an initial equity grant upon a director joining the Board of options for 45,000 shares of the Company’s common stock that become exercisable in 36 equal monthly installments (i.e., 100% exercisable after three years) and having an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the date of grant.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by the terms and conditions of the Program, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Clene Inc. Board of Directors Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clene Inc.

Date: April 21, 2021	By:	/s/ Robert Etherington
Robert Etherington
President, Chief Executive Officer and Director

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